Exhibit 10.1.8
SEVENTH AMENDING AGREEMENT
TO THE CERAMIC PROTECTION CORPORATION
CREDIT AGREEMENT
DATED SEPTEMBER 21, 2004
     THIS SEVENTH AMENDING AGREEMENT is made effective as of June 30, 2008,
BETWEEN:
CERAMIC PROTECTION CORPORATION
(the “Borrower”)
- and -
CANADIAN IMPERIAL BANK OF COMMERCE
(“CIBC”)
PREAMBLE:
A.	Pursuant to the Credit Agreement dated September 21, 2004, as amended by the First Amending Agreement dated May 25, 2006, the Second Amending Agreement dated March 8, 2007, the Third Amending Agreement dated September 12, 2007, the Fourth Amending Agreement dated November 14, 2007, the Fifth Amending Agreement dated January 4, 2008, and the Sixth Amending Agreement dated April 11, 2008, between the Borrower and CIBC (as amended, the “Credit Agreement”), CIBC agreed to provide to the Borrower, inter alia, the Credit Facilities.

B.	The parties hereto wish to amend the Credit Agreement on the terms and conditions herein provided.
AGREEMENT:
     In consideration of the premises, the covenants and the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged between the parties, the parties hereto agree as follows:
1.	Definitions. Capitalized terms used in this Seventh Amending Agreement will, unless otherwise defined herein, have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2.	Amendment Date. Unless otherwise indicated, the amendments contained herein shall be effective as of the date of this Seventh Amending Agreement (the “Amendment Date”).

3.	Amendments. Subject to completion of the deliveries set out in Section 6 below and effective as of the Amendment Date, the Credit Agreement is amended as follows:

(a)	The reference to “June 30, 2008” in Section 3.6(b)(ii)(B) of the Credit Agreement shall be deleted and replaced with “July 31, 2008”;

(b)	New Sections 16.1(s) and (t) are hereby added to the Credit Agreement as follows:
“(s)	Failure to Secure Takeout Financing. If the Borrower fails to provide the Agent by July 15, 2008 with a copy of a firm commitment letter for the provision of a takeout financing of the Borrower in an amount no less than all of the current obligations owing under the Credit Agreement to be drawn down on or before July 31, 2008, or if at any time the Borrower becomes aware that such commitment letter will not be obtained by July 15, 2008 or such takeout financing will not be available to be drawn down on or before July 31, 2008.

(t)	Failure to Obtain Marine Corps Contract. If the Borrower fails to provide the Agent by July 15, 2008 with a copy of an executed copy of the Marine Corps Contract, or if at any time the Borrower becomes aware that such Marine Corps Contract will not be obtained by July 15, 2008.”
(c)	The following definition of “Marine Corps Contract” is hereby added to Schedule A of the Credit Agreement:

“Marine Corps Contract” means the supply contract between PPI and the United States Marine Corps for the provision by PPI of certain products and services in relation to Modular Tactical Vests under MTV Bridge Contract M67854-07-D-3065 in an amount of approximately U.S. $22,500,000.”

(d)	The definition of “Revolving Loan Termination Date” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Revolving Loan Termination Date” means July 31, 2008.”
4.	Borrower’s Acknowledgement. The Borrower acknowledges that the Security previously granted to CIBC by it under or in connection with the Credit Facilities, the Credit Agreement, or otherwise, continues in full force and effect, without in any way impairing or derogating from any of the mortgages, pledges, charges, assignments, security interests and covenants therein contained or thereby constituted, as continuing security for the Indebtedness under the Credit Agreement and any other indebtedness from time to time owed by the Borrower to CIBC.

5.	Deliveries by the Borrower. The Borrower shall deliver or cause to be delivered to CIBC the following items, and this Seventh Amending Agreement is only effective upon the receipt thereof by CIBC:
(a)	a fully executed copy of this Seventh Amending Agreement;

(b)	payment of an amendment fee of $50,000 and all other fees and expenses payable to CIBC and the Lenders under the Credit Agreement;

(c)	a letter of intent for the provision of a takeout financing of the Borrower by SunTrust Bank in an amount no less than all of the current obligations owing under the Credit Agreement, in a form satisfactory to CIBC; and

(d)	such other documents as CIBC may reasonably request.
6.	Representations and Warranties. The Borrower agrees with and confirms to CIBC that as of the Amendment Date and after giving effect to the waivers and amendments contained herein, each of the representations and warranties listed in Section 13.1 of the Credit Agreement is true and accurate in all material respects.

7.	Continuing Effect. Each of the parties hereto acknowledges and agrees that the Credit Agreement, as amended by this Seventh Amending Agreement, and all other documents entered into in connection therewith, will be and continue in full force and effect and are hereby confirmed and the rights and obligations of all parties thereunder will not be effected or prejudiced in any manner except as specifically provided herein.

8.	Further Assurance. The Borrower will from time to time forthwith at CIBC’s request and at the Borrower’s own cost and expense make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by CIBC and as are consistent with the intention of the parties as evidenced herein, with respect to all matters arising under this Seventh Amending Agreement.

9.	Expenses. The Borrower will be liable for all expenses of CIBC including, without limitation, reasonable legal fees (on a solicitor and his own client full indemnity basis) and other out-of-pocket expenses in connection with the negotiation, preparation, establishment, operation or enforcement of the Facilities and of this Seventh Amending Agreement (whether or not consummated) by CIBC.

10.	Counterparts. This Seventh Amending Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument. Any party hereto may execute this Seventh Amending Agreement by signing any counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amending Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

CERAMIC PROTECTION CORPORATION		CANADIAN IMPERIAL BANK OF COMMERCE

Per:	/s/ Stephen Giordanella	Per:	/s/ Ian MacInnis

Name:	Stephen Giordanella	Name:	Ian MacInnis
Title:	Chief Executive Officer	Title:	Authorized Signatory

Per:	/s/ Larry Moeller	Per:	/s/ Craig Werbicki

Name:		Name:	Craig Werbicki
Title:		Title:	Authorized Signatory

     THIS SEVENTH AMENDING AGREEMENT is consented to by each of the Material Subsidiaries of the Borrower, as guarantors, who confirm that each of their respective guarantees continue to support the obligations of the Borrower under the Credit Agreement, as amended by this Seventh Amending Agreement, as duly indicated below.
     EFFECTIVE as of the date and year first noted above.

CERAMIC PROTECTION CORPORATION OF AMERICA		CPC HOLDING CORPORATION OF AMERICA

By:	/s/ Stephen Giordanella	By:	/s/ Stephen Giordanella

Name:	Stephen Giordanella	Name:	Stephen Giordanella
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:	/s/ Larry Moeller	By:	/s/ Larry Moeller

Name:		Name:
Title:		Title:

PROTECTIVE PRODUCTS INTERNATIONAL CORP.

By:	/s/ Stephen Giordanella

Name:	Stephen Giordanella
Title:	Chief Executive Officer

By:	/s/ Larry Moeller

Name:
Title: